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                                                                    EXHIBIT 10.4



                          PENNZOIL-QUAKER STATE COMPANY

                           DEFERRED COMPENSATION PLAN

I. PURPOSES OF PLAN AND DEFINITIONS.

         1.1 Purposes. This Deferred Compensation Plan (the "Plan") of Pennzoil-Quaker State Company (the "Company") for selected senior executives is intended to provide greater incentives to attain and maintain the highest standards of performance, to retain executives of outstanding competence and ability, and to reward such executives for outstanding performance.

         1.2 Definitions.

                  (a) "Company" means Pennzoil-Quaker State Company or any successor.

                  (b) "Subsidiary" means any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock or any affiliated company which is controlled by the Company by reason of a management contract and stock ownership.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Closing Date" means the date of Closing described in the Agreement and Plan of Merger, dated as of April 14, 1998, among Pennzoil Company, Pennzoil Products Company, Downstream Merger Company and Quaker State Corporation ("Merger Agreement").

                  (e) "Employee" means any employee of the Company or any Subsidiary (whether or not he is also a director thereof), who is compensated for employment with the Company or any Subsidiary by a regular salary.

                  (f) "Participant" means an Employee who is selected by the Board to participate in the Plan and enters into a Deferred Compensation Agreement with the Company. The term Participant also means any individual who (1) had entered into an agreement under the PennzEnergy Company Deferred Compensation Plan (formerly, the Pennzoil Company Deferred Compensation Plan) prior to the "Distribution Date," and (2) is either (i) a "Downstream Employee" not actively at work,
         (ii) a "Downstream Former Employee," or (iii) a former employee of Pennzoil Company who is assigned to the Company under the Merger Agreement, as terms in quotes are defined in the Merger Agreement.






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II. ADMINISTRATION OF THE PLAN - BOARD.

         2.1 Interpretations. The Board shall have full power and authority to interpret, construe and administer this Plan and the Deferred Compensation Agreements entered into pursuant to this Plan.

         2.2 Board Determinations Conclusive. All determinations by the Board as to which eligible Employees shall be offered Deferred Compensation Agreements under the Plan and as to the provisions of such Deferred Compensation Agreements, shall be final, binding and conclusive upon all persons.

III. ELIGIBILITY OF EMPLOYEES.

         3.1 Eligibility Requirements. The Board may from time to time establish such eligibility requirements for participation in the Plan as it may deem appropriate.

         3.2 Deferred Compensation Agreement. Each Eligible Employee chosen by the Board to participate in the Plan shall be offered a Deferred Compensation Agreement setting forth the specific provisions which the Board has determined to be appropriate for such Employee. No Employee shall have any rights whatsoever under the Plan other than the rights and benefits granted to him under his Deferred Compensation Agreement with the Company.

IV. DEFERRED COMPENSATION BENEFITS.

         4.1 Supplemental Retirement Benefits. Each Deferred Compensation Agreement entered into under this Plan shall provide for supplemental retirement benefits for the Employee in such amounts and subject to such service requirements and other conditions as the Board shall determine to be appropriate and shall set forth therein.

         4.2 Supplemental Death Benefits. Each Deferred Compensation Agreement may provide for supplemental death benefits payable to the surviving spouse of the Employee in such amounts and subject to such conditions as the Board shall determine to be appropriate and shall set forth therein.

         4.3 Medical Expenses Reimbursement. Each Deferred Compensation Agreement may, in the discretion of the Board, authorize the reimbursement of medical expenses incurred by the Employee during his lifetime in the same manner and to the same extent as if coverage under the Pennzoil-Quaker State Company Medical Expenses Reimbursement Plan as of Closing Date had continued in full force and effect. In addition, a Deferred Compensation Agreement may, in the discretion of the Board, authorize the reimbursement of medical expenses incurred by the Employee's spouse and dependents if the Employee dies after having commenced his benefits under





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a Deferred Compensation Agreement, such medical expenses of such spouse and dependents to be reimbursed in the same manner and to the same extent as if coverage under the Pennzoil-Quaker State Company Medical Expenses Reimbursement Plan as of Closing Date had continued in full force and effect. Any reimbursement of medical expenses pursuant to this Section 4.3 shall be made only if the medical expense, or portion thereof sought to be reimbursed, is not otherwise reimbursable or paid by another plan or program of the Company or by U.S. Social Security, Medicare, Medicaid or any analogous state or federal program, assuming in all cases that any person eligible for such otherwise reimbursable expense had properly applied for reimbursement from such federal or state program.

         4.4 Offsets Against Benefits. All Benefits provided under this Plan shall supplement other benefits payable to the Participant and Spouse and shall be offset by any benefits received from a retirement or other plan or any individual contractual agreement of the Company or any other former employer.

         4.5 Withholding of Taxes. The Company shall deduct from the amount of any benefits payable under a Deferred Compensation Agreement entered into under this Plan any taxes required to be withheld by the Federal or any state or local government.

V. RIGHTS OF PARTICIPANTS.

         5.1 Limitation of Rights. Nothing in this Plan shall be construed to:

                  (a) Give any Employee of the Company or a Subsidiary any right to participate in this Plan;

                  (b) Limit in any way the right of the Company or any Subsidiary to terminate a Participant's employment with the Company or any Subsidiary at any time;

                  (c) Give a Participant or any spouse of a deceased Participant any interest in any fund or in any specific asset or assets of the Company or any Subsidiary; or

                  (d) Be evidence of any agreement or understanding, express or implied, that the Company or any Subsidiary will employ a Participant in any particular position or at any particular rate of remuneration.

         5.2 Nonalienation of Benefits. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same will be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.




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         5.3 Prerequisites to Benefits. No Participant, or any person claiming through a Participant, shall have any right or interest in the Plan, or any benefits hereunder unless and until all the terms, conditions and provisions of the Plan which affect such Participant or such other person shall have been complied with as specified herein.

VI. MISCELLANEOUS.

         6.1 Amendment or Termination of the Plan. The Board may amend or terminate this Plan at any time. Any such amendment or termination shall not, however, affect the rights of any Participant to the benefits provided under an executed Deferred Compensation Agreement.

         6.2 Applicable Laws. This Plan shall be construed, administered and governed in all respects under the laws of the State of Texas.


                                                   PENNZOIL-QUAKER STATE COMPANY



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